   As filed with the Securities and Exchange Commission on November 30, 1999

                         REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                      ------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                                INTERSPEED, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                          04-3333365
 (STATE OF INCORPORATION)                  (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 39 HIGH STREET
                       NORTH ANDOVER, MASSACHUSETTS 01845
                                 (978) 688-6164
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                     INTERSPEED, INC. 1997 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                      ------------------------------------


                                 STEPHEN A. IDE
                                    PRESIDENT
                                INTERSPEED, INC.
                                 39 HIGH STREET
                       NORTH ANDOVER, MASSACHUSETTS 01845
                                 (978) 688-6164
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                      ------------------------------------

                                  With copy to:
                             THOMAS P. STORER, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                      ------------------------------------


                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
  Title of Securities Being         Amounts to be             Proposed Maximum             Proposed Maximum          Amount of
          Registered                Registered (1)      Offering Price Per Share (2)   Aggregate Offering Price   Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01
   per share in respect of:

     Re-offer prospectus
       for shares under              32,400 shares             $19.91                        $645,084                  $171.00
    1997 Stock Option Plan
-----------------------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock, par value $.01 per share, of Interspeed, Inc. (the "Common Stock") as may be required pursuant to the Interspeed, Inc. 1997 Stock Option Plan (the "Option Plan") in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Option Plan or other similar event.
(2) This calculation is made solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and in the case of securities which have previously been issued and are offered for resale, the fee is calculated on the basis of the average of the high and low sale price for a share of Common Stock, as reported on the Nasdaq National Market System as of a date within 5 business days prior to filing this Registration Statement.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

               Under cover of this Form S-8 is a re-offer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act of 1933, as amended, as to 32,400 shares of our common stock acquired by selling stockholders through participation in our 1997 Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.        PLAN INFORMATION.

               Not filed as part of this registration statement pursuant to Note to Part I of Form S-8.

Item 2.        REGISTRANT INFORMATION AND EMPLOYEE MANUAL ANNUAL INFORMATION.

               Not filed as part of this registration statement pursuant to Note to Part I of Form S-8.

RE-OFFER PROSPECTUS

                                 32,400 SHARES

                                INTERSPEED, INC.
                                  COMMON STOCK
                               ------------------

         The selling stockholders identified in this re-offer prospectus may periodically offer and sell the shares of our common stock they acquired upon the exercise of options granted under our 1997 Stock Option Plan. However, the sale of shares in reliance upon this re-offer prospectus is subject to the volume limitations described in Rule 144(e) under the Securities Act of 1933, as amended, which are restrictions on the amount of securities that may be sold in any three month period.

         We will not receive any of the proceeds from the sale of these shares. We do not know when the proposed sale of the shares by the selling stockholders will occur. The sales may occur in ordinary brokerage transactions, in negotiated transactions or otherwise at prices prevailing at the time of sale. We have paid the expenses incurred in registering the shares covered by this re-offer prospectus other than agent's commission and transfer taxes, if any. See "Use of Proceeds" and "Selling Stockholders" on page 10 and "Plan Distribution" on page 11.

         The shares issued before the filing of this re-offer prospectus pursuant to the exercises of options granted under our 1997 Stock Option Plan remain "restricted securities" under the Securities Act of 1933, as amended, until they are sold pursuant to this re-offer prospectus. This re-offer prospectus has been prepared to register those restricted securities under the Securities Act and allow for future sales by the selling stockholders to the public without restriction, except for the volume limitations imposed under Rule 144(e). The selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the Securities Act.

         The Common Stock is listed on the NASDAQ National Market System under the symbol "ISPD."

SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                      ACCURACY OR ADEQUACY OF THIS RE-OFFER
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

           The date of this Re-offer prospectus is November 30, 1999

                                   THE COMPANY

         Interspeed designs, develops and markets advanced high speed data communications equipment based on digital subscriber line technology. Our products enable data communication service providers, such as competitive local exchange carriers, Internet service providers and owners of multi-tenant units to utilize the existing copper wire infrastructure to deliver high speed data access to their customers. We believe we offer the only single platform system that integrates the principal components required to offer digital subscriber line service, including signal concentration, routing, switching and network management. Unlike traditional digital subscriber line products, our products offer our customers a highly scalable and flexible solution at a lower total cost of ownership than our competitors' products.

         We were incorporated in Massachusetts in 1996 as a wholly owned subsidiary of Brooktrout, Inc. and commenced operation in March 1997. We reincorporated as a Delaware corporation in June 1999.

         Our principal executive offices are located at 39 High Street, North Andover, Massachusetts 01845. Our telephone number is (978) 688-6164.


                                                       THE OFFERING


Common stock offered:
                  By selling shareholders.....................    32,400 shares of common stock acquired by the selling
                                                                  stockholders as a result of  the exercise of options granted to them under our 1997 Stock Option Plan.  See "Selling
                                                                  Stockholders" and "Plan of Distribution").

Use of proceeds...............................................    We will not receive any of the proceeds when the selling
                                                                  stockholders sell their shares of common stock.

Nasdaq National Market Symbol.................................    ISPD


                                  RISK FACTORS

        YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. YOU SHOULD ALSO CONSIDER THE OTHER INFORMATION IN THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE HARMED BY ANY OF THE FOLLOWING RISKS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THE FOLLOWING RISKS, AND YOU MIGHT LOSE ALL OR PART OF YOUR INVESTMENT.

        THIS RE-OFFER PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED ON THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW.


WE HAVE A HISTORY OF LOSSES AND ANTICIPATE FUTURE LOSSES

         We have accumulated losses of approximately $15.8 million since inception in October 1996 through September 30, 1999 and expect to incur net losses in the future. Losses were approximately $1.0 million for the period through September 30, 1997, approximately $4.3 million for the fiscal year ended September 30, 1998 and approximately $10.5 million for the fiscal year ended September 30, 1999. We anticipate continuing to incur significant sales and marketing, research and development and general and administrative expenses and, as a result, we will need to generate higher revenues to achieve and sustain profitability. We cannot be certain we will realize sufficient revenues to achieve profitability.

BECAUSE OF OUR LIMITED OPERATING HISTORY IT IS DIFFICULT FOR US TO PREDICT FUTURE RESULTS OF OPERATIONS

        We commenced operations in March 1997 and our first product became generally available in February 1999. Due to our limited operating history, it is difficult for us to predict future results of operations. You should consider our business and prospects in light of the risks typically encountered by companies in their early stages of development, particularly those in rapidly evolving markets such as the data communications equipment market. We cannot be certain that we will successfully address these risks.

OUR OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY AND CAUSE OUR STOCK PRICE TO BE VOLATILE WHICH COULD CAUSE THE VALUE OF YOUR INVESTMENT IN OUR COMPANY TO DECLINE

        Our quarterly or annual operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. If our operating results do not meet the expectations of securities analysts, the trading price of our common stock could significantly decline which may cause the value of your investment in our company to decline. In addition, the value of your investment could be impacted by investor perception of the Internet and emerging data communications sectors generally, independent of the operating performance of our company or other similar companies. Some of the factors that could affect our quarterly or annual operating results or impact the market price of our common stock include:

         - our ability to develop, manufacture, market and support our products and product enhancements;

         - the timing and amount of, or cancellation or rescheduling of, orders for our products, particularly large orders from key customers;

         - our ability to retain key management, sales and marketing and engineering personnel;

         - announcements, new product introductions and price reductions in products offered by our competitors;

         - our ability to obtain sufficient supplies of sole or limited source components for our products;

         -        a decrease in the average selling prices of our products;

         - changes in costs of components which we include in our products;

         - the mix of products that we sell and the mix of distribution channels through which they are sold;

Due to these and other factors, quarterly or annual revenues, expenses and results of operations could vary significantly in the future, and period-to-period comparisons should not be relied upon as indications of future performance.

THE LOSS OF ANY SIGNIFICANT CUSTOMER COULD CAUSE OUR REVENUE TO DECLINE

           The loss of any of our significant customers could cause our revenue to decline and thus have a material adverse effect on our business, financial condition and results of operations. Our products became generally available in February 1999 and to date we have only sold products to a limited number of customers. Unless and until we diversify and expand our customer base, our future success will significantly depend upon a limited number of customers.

FAILURE TO ADEQUATELY DEVELOP OUR SALES CHANNELS COULD CAUSE OUR REVENUE TO DECLINE

           We sell our products directly through our sales force and indirectly through original equipment manufacturers, value added resellers and system integrators. Our failure to adequately develop these sales channels may cause our revenue to decline and thus have a material adverse effect on our business, financial condition and results of operations. We are currently in the early stages of developing these sales channels and expect to expend significant resources in this area. As of November 26, 1999, we had a total of 17 employees responsible for direct sales, marketing and sales engineering in the United States and international markets. In addition, we have only recently entered into our first reseller agreements. To the extent we are able to enter into agreements with additional original equipment manufacturers, value added resellers or systems integrators, the amount and timing of resources which they devote to the sale of our products may not be within our control, and they may not perform their obligations as expected.

IF WE ARE UNABLE TO DEVELOP AND OPERATE AN EFFECTIVE CUSTOMER SUPPORT ORGANIZATION, SALES OF OUR PRODUCTS MAY BE REDUCED

           Purchasers of data communications equipment assign significant weight in their purchasing decisions to a vendor's capabilities and reputation in supporting its products. We will be required to expend significant resources and management attention on developing and operating a customer support organization. If our level of customer support does not satisfy customer expectations, our reputation and future sales could be adversely affected. Accordingly, we have emphasized customer support in our business strategy and marketing. Because our products were recently introduced for sale, we have limited experience in operating a customer support program.

IF OUR TARGET CUSTOMERS DO NOT ACCEPT DSL TECHNOLOGY, WE MAY BE UNABLE TO SUSTAIN OR GROW OUR BUSINESS

           Our future success is substantially dependent upon whether digital subscriber line, or DSL, technology gains widespread market acceptance by data communications service providers and the small to medium sized business users to whom they market their services. In the event that our customers or potential customers adopt technologies other than DSL, we may be unable to sustain or grow our business. Our business strategy and current products are focused on DSL technology. Various alternative technologies, including T-1, cable and broadband wireless, are currently available to deliver high speed data communications, and each of the alternatives has comparative advantages and disadvantages. Data communications service providers continually evaluate alternative high speed data access technologies and may at any time adopt technologies other than DSL.

IF OUR PRODUCTS ARE NOT ACCEPTED BY THE MARKET, OUR REVENUES MAY DECLINE

           We have recently introduced our products to the market. Market acceptance of our products is critical to our future success. Factors that may affect the market acceptance of our products include:

         -        market acceptance of DSL technology;

         - the features, performance, price and total cost of ownership of our products;

         -        the availability of competing products and technologies;

         - the success and development of our direct sales force and distribution channels;

         - the quality of our customer service and support of our products; and

         -        the breadth and depth of our product offerings.

Failure of our existing or future products to achieve and maintain meaningful levels of market acceptance would materially adversely affect our business, financial condition and results of operations.

BECAUSE WE CURRENTLY DEPEND ON A SINGLE FAMILY OF PRODUCTS, ANY DECLINE IN DEMAND FOR THOSE PRODUCTS MAY HARM OUR OPERATING RESULTS

           We expect to derive substantially all of our revenues from our DSL access routers, or DSLAR, product family and related modules for the foreseeable future. The market may not continue to demand our current products, and we may not be successful in marketing any new or enhanced products. Any reduction in the demand for our current products or our failure to successfully develop or market and introduce new or enhanced products could materially adversely affect our business, financial condition and results of operations.

UNLESS WE ARE ABLE TO KEEP PACE WITH THE EVOLUTION OF THE DATA COMMUNICATIONS EQUIPMENT MARKET WE WILL NOT BE ABLE TO GROW OR SUSTAIN OUR BUSINESS

         The data communications equipment market is characterized by:

         -        rapid technological advances;

         -        evolving industry standards;

         -        changes in end-user requirements;

         -        frequent new product introductions; and

         -        evolving offerings by data communications service providers.

We believe our future success will depend, in part, on our ability to anticipate or adapt to such changes and to offer, on a timely basis, products that meet customer demands. We intend to continue to invest significantly in product and technology development. The development of new or enhanced products is a complex and uncertain process requiring the anticipation of technological and market trends. We may experience design, manufacturing, marketing and other difficulties that could delay or prevent our development, introduction or marketing of new products and enhancements and result in unexpected expenses. The introduction of new or enhanced products also requires that we manage the transition from older products in order to minimize disruption in customer ordering patterns and ensure that adequate supplies of new products can be delivered to meet anticipated customer demand. Our inability to develop on a timely basis new products or enhancements to existing products, or the failure of such new products or enhancements to achieve market acceptance, could materially adversely affect our business, financial condition and results of operations.

IF WE LOSE KEY PERSONNEL, WE MAY BE UNABLE TO SUCCESSFULLY OPERATE OUR BUSINESS

         Our success depends to a significant degree upon the continued contributions of our principal management, engineering and sales personnel, many of whom perform important management functions and would be difficult to replace. Specifically, we believe that our future success is highly dependent on our President, Stephen A. Ide; our Chief Technology Officer and Senior Vice President-Research and Development, Rajeev Agarwal; our Chief Financial Officer and Senior Vice President-Finance, William J. Burke; and our Vice President-Sales and Marketing, Christopher P. Whalen. We do not have employment contracts with our key personnel. The loss of the services of any key personnel could materially adversely affect our business, financial condition and results of operations.

IF WE ARE UNABLE TO ATTRACT AND RETAIN ADDITIONAL QUALIFIED PERSONNEL, WE MAY BE UNABLE TO SATISFY CUSTOMER DEMANDS WHICH MAY CAUSE OUR REVENUES TO DECLINE

           Our business strategy will require us to attract and retain additional engineering, sales, customer support and administrative personnel. We have at times experienced, and continue to experience, difficulty in recruiting qualified personnel. Recruiting qualified personnel is an intensely competitive and time consuming process. We may not be able to attract and retain the necessary personnel to accomplish our business objectives, and we may experience constraints that will adversely affect our ability to satisfy customer demand in a timely fashion or to support our customers and operations. In addition, companies in the data communications industry whose employees accept positions with competitors frequently claim that such competitors have engaged in unfair hiring practices. We could incur substantial costs in defending ourselves against any such litigation, regardless of the merits or outcome of such litigation.

FAILURE TO MANAGE OUR GROWTH EFFECTIVELY MAY PREVENT US FROM MAXIMIZING OUR EARNINGS

           We have expanded and plan to continue to expand our operations, including our sales and marketing activities, our accounting, billing and human resource departments and the establishment of additional sales offices. This expansion may place significant strains on our ability to manage our growth, including our ability to monitor operations, bill customers, control costs and maintain effective quality controls. Since we commenced operations, we have relied upon Brooktrout, our parent company, to provide us with administrative and support services, including accounting, human resources and computer systems. While we have entered into the transition services agreement with Brooktrout to continue to provide these services during a transition period ending December 31, 1999, at the end of this period we will need to have implemented systems that provide the functions and services currently provided by Brooktrout. If we fail to manage our growth effectively, it could have a material adverse effect on our business, financial condition and results of operations.

INTENSE COMPETITION IN THE MARKET FOR HIGH SPEED DATA ACCESS EQUIPMENT COULD PREVENT US FROM ACHIEVING OR SUSTAINING PROFITABILITY

            The market for data communications equipment is highly competitive, particularly in the emerging DSL equipment market. If we are unable to compete effectively in the market for high speed data access equipment, our results of operations could be materially adversely affected. We compete directly with Ascend Communications, Inc., which was recently acquired by Lucent Technologies Inc.; Copper Mountain Networks, Inc.; Diamond Lane, which was recently acquired by Nokia, Inc.; Paradyne Networks, Inc.; and Tut Systems, Inc. Many of our current and potential competitors have significantly greater selling and marketing, technical, manufacturing, financial, and other resources. Moreover, our competitors may foresee the course of market developments more accurately than we do and could in the future develop new technologies that compete with our products. The strength and capabilities of our competitors may be increased as a result of the trend toward consolidation in the data communications market. Capitalizing on and maintaining our technological advantage will require a continued high level of investment in research and development, marketing and customer service and support. Due to the rapidly evolving markets in which we compete, additional competitors with significant market presence and financial resources may enter those markets, thereby further intensifying competition. We may not have sufficient resources to continue to make the investments or achieve the technological advances necessary to compete successfully with existing competitors or new competitors.

IF WE ARE UNABLE TO DEVELOP INTERNATIONAL MARKETS FOR OUR PRODUCTS, WE MAY BE UNABLE TO GROW AS PLANNED

           Our strategy emphasizes the development of international markets for our products. We may be unsuccessful in marketing, selling and distributing our products in foreign markets. Conducting business outside of the United States is subject to risks, including:

         -        longer accounts receivable collection cycles;

         -        possible foreign currency exchange and conversion issues;

         - difficulties in managing operations across disparate geographic areas;

         - difficulties associated with enforcing agreements and collecting receivables through foreign legal systems;

         - changes in a specific country's or region's political or economic conditions;

         -        trade protection measures;

         -        import or export licensing requirements;

         -        potential adverse tax consequences;

         -        unexpected changes in regulatory requirements; and

         - reduced or limited protection of our intellectual property rights in some countries.

We cannot be certain that one or more of such factors will not have a material adverse effect on our future international operations, and consequently, our business, financial condition and results of operations.

OUR DEPENDENCE ON SOLE AND SINGLE SOURCE SUPPLIERS AND INDEPENDENT MANUFACTURERS EXPOSES US TO SUPPLY INTERRUPTIONS THAT COULD RESULT IN PRODUCT DELIVERY DELAYS

           Although we generally use standard parts and components for our products, some key components are purchased from sole or single source vendors for which alternative sources are not currently available. Our inability to obtain sufficient quantities of these components may result in future delays or reductions in product shipments which could materially adversely affect our business, financial condition and results of operations. We currently purchase proprietary components from Conexant and Motorola for which there are no direct substitutes. These components could be replaced with alternatives from other suppliers, but that would involve redesign of our products. Such redesign would involve considerable time and expense. We currently enter into purchase orders with our suppliers for materials based on forecasts, but have no guaranteed supply arrangements with these suppliers. In addition, we currently use a small number of independent manufacturers to manufacture printed circuit boards, chassis and subassemblies to our design. Our reliance on independent manufacturers involves a number of risks, including the potential for inadequate capacity, unavailability of, or interruptions in access to, process technologies, and reduced control over delivery schedules, manufacturing yields and costs. If our manufacturers are unable or unwilling to continue manufacturing our components in required volumes, we will have to transfer manufacturing to acceptable alternative manufacturers whom we have identified, which could result in significant interruption of supply. Moreover, the manufacture of these components is extremely complex, and our reliance on the suppliers of these components exposes us to potential production difficulties and quality variations, which could negatively impact cost and timely delivery of our products. We currently enter into purchase orders with independent manufacturers of materials based on forecasts, but have no guaranteed arrangements with these manufacturers. Any significant interruption in the supply, or degradation in the quality, of any component would have a material adverse effect on our business, financial condition and results of operations.

OUR LIMITED ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY MAY PREVENT US FROM RETAINING OUR COMPETITIVE ADVANTAGE

            Our success and our ability to compete are dependent, in part, upon our proprietary technology. Taken as a whole, we believe our intellectual property rights are significant and any failure to adequately protect our proprietary rights could result in our competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenues. In addition, the laws of many foreign countries do not protect our intellectual property to the same extent as the laws of the United States. Also, it may be possible for unauthorized third parties to copy or reverse engineer aspects of our products, develop similar technology independently or otherwise obtain and use information that we regard as proprietary. Furthermore, policing the unauthorized use of our products is difficult. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or patents that we may obtain, or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our future operating results.

INTELLECTUAL PROPERTY CLAIMS AGAINST US CAN BE COSTLY AND RESTRICT OUR BUSINESS

            The data communications industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement. As the number of entrants in our market increases and the functionality of our products is enhanced and overlaps with the products of other companies, we may become subject to claims of infringement or misappropriation of the intellectual property rights of others. Any claims asserting that our products infringe or may infringe proprietary rights of third parties, if determined adversely to us, could have a material adverse effect on our business, financial condition or results of operations. Any claims, with or without merit, could be time-consuming, result in costly litigation, divert the efforts of our technical and management personnel, cause product shipment delays or require us to enter into royalty or licensing agreements, any of which could have a material adverse effect upon our operating results. Legal action claiming patent infringement may be commenced against us. We cannot assure you that we would prevail in such litigation given the complex technical issues and inherent uncertainties in patent litigation. In the event a claim against us was successful, and we could not obtain a license to the relevant technology on acceptable terms or license a substitute technology or redesign to avoid infringement, this could have a material adverse effect on our business, financial condition and results of operations.

CHANGES TO REGULATIONS AFFECTING THE TELECOMMUNICATIONS INDUSTRY COULD REDUCE DEMAND FOR OUR PRODUCTS

           Any changes to legal requirements relating to the telecommunications industry, including the adoption of new regulations by federal or state regulatory authorities under current laws or any legal challenges to existing laws or regulations relating to the telecommunications industry, could have a material adverse effect upon the market for our products. Moreover, our distributors or customers may require, or we may otherwise deem it necessary or advisable, that we modify our products to address actual or anticipated changes in the regulatory environment. Our inability to modify our products or address any regulatory changes could have a material adverse effect on our business, financial condition or results of operations.

YEAR 2000 PROBLEMS COULD DISRUPT OUR BUSINESS

           During the next year, many software programs may not recognize calendar dates beginning in the Year 2000. This problem could cause computers or machines that utilize date dependent software to either shut down or provide incorrect information. If we, or any of our key suppliers, customers or service providers, fail to mitigate internal and external Year 2000 risks, we may temporarily be unable to provide products or engage in other business activities, including billing, which could have a material adverse effect on our business.

CONTROL BY BROOKTROUT MAY LIMIT YOUR ABILITY TO INFLUENCE THE OUTCOME OF MATTERS REQUIRING STOCKHOLDER APPROVAL

           Brooktrout, Inc. presently owns approximately 57% of the outstanding shares of common stock. Accordingly, Brooktrout will be able to control or significantly influence matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. This concentration of ownership could have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquiror from attempting to obtain control of us, which in turn could have a material adverse effect on the market price of our common stock or prevent our stockholders from realizing a premium over the market prices for their shares of common stock.

SUBSTANTIAL FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD CAUSE OUR STOCK PRICE TO FALL

           The market price of our common stock could drop as a result of future sales of a large number of our shares of common stock in the market after this offering.

           As a result of this re-offer prospectus, approximately 32,400 of the shares of our outstanding common stock will no longer qualify as "restricted securities" under Rule 144 of the Securities Act and, under the Securities Act, these shares may be freely offered and sold. However, stockholders who sell shares of our common stock under this re-offer prospectus must comply with the volume of sale limitations imposed under Rule 144(e) of the Securities Act.

         Upon effectiveness of this re-offer prospectus, 6,748,860 of the shares of our outstanding common stock continue to be restricted securities. The holders of 6,476,666 these shares are also parties to lock-up agreements which are further discussed in the registration statement for our initial public offering and under which the holders of these shares have agreed not to sell or otherwise dispose of any of their shares during the 180-day lock-up period. This 180-day lock-up period expires on March 23, 2000. The holder of 6,075,000 of these restricted shares has registration rights with respect to those restricted shares.

           Therefore, through this re-offer prospectus, as a result of registration rights and under Rule 144, large amounts of the shares of our common stock may become freely tradable and affect the market for our stock.

PROVISIONS IN OUR CHARTER AND BYLAWS MAY DISCOURAGE TAKEOVER ATTEMPTS AND THUS DEPRESS THE MARKET PRICE OF OUR COMMON STOCK

           Provisions in our amended and restated Certificate of Incorporation may have the effect of delaying or preventing a change of control or changes in our management. These provisions include:

         - the right of the Board of Directors, without stockholder approval, to issue shares of preferred stock and to establish the voting rights, preferences, and other terms thereof;

         - the right of the Board of Directors to elect a director to fill a vacancy created by the expansion of the Board of Directors;

         - the ability of the Board of Directors to alter our bylaws without prior stockholder approval;

         - the election of three classes of directors to each serve three year staggered terms;

         -        the elimination of stockholder voting by consent;

         -        the removal of directors only for cause;

         - the vesting of exclusive authority in the Board of Directors (except as otherwise required by law) to call special meetings of stockholders; and

         - certain advance notice requirements for stockholder proposals and nominations for election to the Board of Directors.

These provisions discourage potential takeover attempts and could adversely affect the market price of our common stock.

WE DO NOT INTEND TO PAY DIVIDENDS

           To date, we have never declared or paid any cash dividends on shares of our common stock. We currently intend to retain our earnings for future growth and development of our business and, therefore, do not anticipate declaring or paying any dividends in the foreseeable future.

                                 USE OF PROCEEDS

           The selling stockholders will receive the net proceeds from the sale of the shares offered hereby. We will not receive any of the proceeds from the sale of the shares offered hereby.


                              SELLING STOCKHOLDERS

           The shares of our common stock to which this re-offer prospectus relates are being registered for re-offers and resales by selling stockholders who have acquired the relevant shares pursuant to the exercise of options granted under our 1997 Stock Option Plan. The selling stockholders named below may resell all, a portion or none of the relevant shares at any time. However, a stockholder who sells shares pursuant to this re-offer prospectus must comply with Rule 144(e) under the Securities Act, which limits the number of shares that may be sold by any stockholder during any three month period.

           The table below sets forth, with respect to each selling stockholder and based upon the information available to us as of November 26, 1999, the selling stockholders' relationship, if any, with us within the past three years and the number of shares owned by each selling stockholder which may be sold pursuant to this re-offer prospectus. In addition to the shares of our common stock which are made available for resale pursuant to this re-offer prospectus, various selling stockholders hold options to purchase additional common stock from us. We cannot assure you that any of the selling stockholders will sell any or all of the shares of common stock to which this re-offer prospectus relates. In the event that any selling stockholder sells all of the shares set forth below without exercising more options for shares of our common stock or otherwise acquiring shares of our common stock, that selling stockholder will no longer hold shares of our common stock.

           The address of each Selling Stockholder is Interspeed, Inc., 39 High Street, North Andover, MA 01845.



  Selling Stockholders        Relationship with              Number of shares of Interspeed
                              Interspeed, Inc.                 Common Stock beneficially
                                                            owned that may be sold hereunder
                                                                           (1)
-------------------------  -------------------------       ---------------------------------
Jeffrey Cook               Software Engineer                                3,000
Glenn R. Cozzens           Director, Manufacturing                          2,000
Radu Craioveanu            Director, Systems Architecture                   5,000
Andrew Grimes              Principal Hardware Engineer                      3,000
James M. Murphy            Senior Software Engineer                         1,000
Bruce C. Nutbrown          Director, Hardware Engineering                   5,000
Lawrence W. Peck           Senior Software Engineer                         4,000



Erik Sette                  Senior Software Engineer                        2,400
Thomas F. Soldau            Senior Hardware Engineer                        4,000
Jason Vietry                Senior Hardware Engineer                        1,500
Margaret Zielinski          Principal Software Engineer                     1,500



             (1) This number reflects only the number of shares of common stock owned by each selling stockholder which is available for resale hereunder. It does not reflect options granted to, and held by, selling stockholders which may be exercised to acquire additional shares of our common stock.


                              PLAN OF DISTRIBUTION

             The shares offered hereby may be sold by the selling stockholders from time to time, on the NASDAQ National Market System on terms to be determined by the selling stockholders at the time of such sales. The selling stockholders may also make private sales directly or through a broker or brokers. Alternatively, the selling stockholders may from time to time offer shares to or through underwriters, dealers or agents, who may receive consideration in the form of discounts and commissions; such compensation, which may be in excess of ordinary brokerage commissions, may be paid by the selling stockholders and/or the purchasers of the shares offered hereby for whom such underwriters, dealers or agents may act. The selling stockholders and any dealers or agents that participate in the distribution of the shares offered hereby may be deemed to be "underwriters" as defined in the Securities Act, and any profit on the sale of such shares offered hereby by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate proceeds to the selling stockholders from sales of the shares offered by the selling stockholders hereby will be the purchase price of such common stock less any broker's commissions.

             Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") any person engaged in the distribution of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of one business day prior to the commencement of such distribution. Without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which may limit the timing of purchases and sales of our common stock by the selling stockholders.

             In addition to the shares sold hereunder, a selling stockholder may, at the same time, sell any shares of common stock, including the shares to be offered through this re-offer prospectus, owned by him or her in compliance with all of the requirements of Rule 144 under the Securities Act, regardless of whether such shares are covered by this re-offer prospectus.

             There is no assurance that any of the selling stockholders will sell any or all of the common stock offered hereby.

             We will pay all expenses in connection with this offering other than commissions and discounts of underwriters, dealers or agents. All selling and other expenses incurred by individual selling stockholders will be borne by such selling stockholders.


                                  LEGAL MATTERS

             The validity of the securities offered hereby will be passed upon for us by Goodwin, Procter & Hoar LLP.

                                     EXPERTS

             The financial statements incorporated in this prospectus by reference from the Company's Registration Statement No. 333-81071 on Form S-1 filed August 23, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

             We have filed a registration statement on Form S-8 with the SEC for the stock the selling stockholders are offering by this re-offer prospectus. This re-offer prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

             We are subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the locations described below. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, we are required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             We hereby incorporate by reference the documents listed in (a) through (c) below, which have previously been filed with the Commission.

         (a) our Prospectus dated September 24, 1999 as filed with the Commission on September 24, 1999 pursuant to Rule 424(b) under the Securities Act (the "Prospectus");

         (b)      all other reports filed with the Commission by us pursuant to
                  Section 13(a) or 15(d) of the Exchange Act since September 24, 1999; and

         (c) the description of our common stock contained in the Registration Statement on Form 8-A, dated September 21, 1999, as filed with the Commission on September 21, 1999 pursuant to
                  Section 12(g) of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

             In addition, all documents subsequently filed with the Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

             We will provide, without charge, to each person, including a beneficial owner, to whom a copy of the re-offer prospectus is delivered, at the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents). Written requests for such copies should be directed to William J. Burke, Chief Financial Officer of the Company, 39 High Street, North Andover, Massachusetts, 01845, (978) 688-6164.

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS RE-OFFER PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY INTERSPEED, ANY SELLING STOCKHOLDER OR ANY OTHER PERSON. THIS RE-OFFER PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES OFFERED HEREBY TO ANY PERSON OR ANYONE IN ANY JURISDICTION IN WHICH IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS RE-OFFER PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.



                  ------------------



                   TABLE OF CONTENTS


The Company.........................................2

The Offering........................................2

Risk Factors........................................3

Use of Proceeds....................................10

Selling Stockholders...............................10

Plan of Distribution...............................11

Legal Matters......................................11

Experts............................................12

Available Information..............................12

Incorporation of Certain Documents By Reference....12




                               November 30, 1999



                                  32,400 SHARES



                                INTERSPEED, INC.



                                  COMMON STOCK




                                  ------------

                                   PROSPECTUS

                                  ------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Interspeed, Inc. (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission (the "Commission"):

         (a) the Registrant's Prospectus dated September 24, 1999 as filed with the Commission on September 24, 1999 pursuant to Rule 424(b) under the Securities Act (the "Prospectus");

         (b) all other reports filed with the Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since September 24, 1999; and

         (c) the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, dated September 21, 1999, as filed with the Commission on September 21, 1999 pursuant to Section 12(g) of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In accordance with Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), Article VII of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the DGCL is amended to authorize the further elimination or limitation of the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         Article V of the Registrant's Amended and Restated By-laws (the "By-laws") provides for indemnification by the Registrant of its officers and certain non-officer employees under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or an employee of the Registrant if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to criminal actions or proceedings, that such person had no reasonable cause to believe his or her conduct was unlawful. We have also obtained directors' and officers' insurance against certain liabilities.

         The Stockholder Rights Agreement, filed as Exhibit 10.6 to the Registrant's Registration Statement on Form S-1 (File No. 333-81071), provides for indemnification by the Registrant of Brooktrout, Inc., a stockholder of the Registrant and the controlling persons of such stockholders (one of whom is a director of the Registrant) against claims and liabilities, including claims and liabilities arising under the securities laws.

         Under Section 6 of the Underwriting Agreement filed as Exhibit 1.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-81071), the Underwriters (as defined therein) have agreed to indemnify, under certain conditions, the Registrant, its directors, certain officers and persons who control the Registrant within the meaning of the Securities Act against certain liabilities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The restricted securities to be re-offered or re-sold through this registration statement are exempt pursuant to Rule 701 and Section 4(2) under the Securities Act. These restricted securities were issued as a non-public offering of securities, pursuant to exercised of stock options issued to employees and directors under our 1997 Stock Option Plan, which is a written compensatory benefit plan adopted by us for the participation of our employees, officers and directors.

Item 8.  EXHIBITS.

         The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit

   *3.2    Amended and Restated Certificate of Incorporation of Registrant.
   *3.3    Amended and Restated By-laws of Registrant.
    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
  *10.1    Interspeed, Inc. 1997 Stock Option Plan.
   10.2    First Amendment to Interspeed, Inc. 1997 Stock Option Plan.
   23.1    Consent of Counsel (included in Exhibit 5.1 hereto).
   23.2    Consent of Deloitte & Touche LLP
   24.1 Powers of Attorney (included in the signature page of this Registration Statement).

    * Incorporated by reference to the relevant exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-81071), as amended, as filed with the Commission.

Item 9.  UNDERTAKINGS.

         (a)               The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)  To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Andover, The Commonwealth of Massachusetts, on this 30th day of November, 1999.

                                         INTERSPEED, INC.


                                         By: /s/ Stephen A. Ide
                                            ------------------------------------
                                            Stephen A. Ide
                                            President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Stephen A. Ide and William J. Burke such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                          Title                    Date
      ---------                          -----                    ----
/s/ Stephen A. Ide
--------------------
    Stephen A. Ide     President and Director (Principal     November 30, 1999
                        Executive Officer)


/s/ Rajeev Agarwal
--------------------
    Rajeev Agarwal     Chief Technology Officer, Senior      November 30, 1999
                        Vice President-Research and
                        Development and Director


/s/ William J. Burke
--------------------
    William J. Burke   Chief Financial Officer, Senior       November 30, 1999
                        Vice President-Finance, and
                        Treasurer (Principal Financial
                        and Accounting Officer)


/s/ Eric R. Giler
--------------------
    Eric R. Giler      Director                              November 30, 1999


      Signature                   Title                         Date
      ---------                   -----                         ----
/s/ Robert G. Barrett
---------------------
    Robert G. Barrett         Director                       November 30, 1999


/s/ Paul J. Severino
---------------------
    Paul J. Severino          Director                       November 30, 1999

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
    *3.2          Amended and Restated Certificate of Incorporation of
                  Interspeed, Inc.
    *3.3          Amended and Restated By-laws of Interspeed, Inc.
     5.1          Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
   *10.1          Interspeed, Inc. 1997 Stock Option Plan.
    10.2          First Amendment to Interspeed, Inc. 1997 Stock Option Plan.
    23.1          Consent of Counsel (included in Exhibit 5.1 hereto).
    23.2          Consent of Deloitte & Touche LLP
    24.1          Powers of Attorney (included in the signature page of this
                  Registration Statement).

 * Incorporated by reference to the relevant exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-81071), as amended, as filed with the Commission.